                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-63117

                    Supplement No. 5 Dated November 22, 1999
                     To Prospectus Dated November 23, 1998
                           Related to $250,000,000 of
                       4% Convertible Subordinated Notes
                               Due June 15, 2005
                                      and
                       9,467,450 Shares of Common Stock,
                         $.001 Par Value Per Share, of
                               BEA Systems, Inc.

                        SEE "RISK FACTORS" BEGINNING ON
                     PAGE 8 OF THE ACCOMPANYING PROSPECTUS
                    FOR A DISCUSSION OF CERTAIN FACTORS THAT
                 SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

  All capitalized terms used but not defined herein shall have the meanings prescribed in the Prospectus dated November 23, 1998, forming a part of the Registration Statement on Form S-3, File No. 333-63117. This Prospectus Supplement is incorporated by reference into the Prospectus and should be read in conjunction with the Prospectus. Any cross references in this Supplement refer to portions of the Prospectus.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determned if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The following information amends, restates and updates the information found on pages 16-20 of the Prospectus under the caption "Selling Securityholders" based upon certain information received, and relied upon, by the Company through November 22, 1999 as to the security ownership of the Selling
Securityholders:

                                                               Shares Beneficially
                                                                   Owned After
                           Shares Beneficially                    Completion of
                         Owned Prior to Offering                 Offering(1)(3)
                         ------------------------              -----------------------
                                      Percentage    Shares                 Percentage
Selling Securityholders    Number     of Class(2)   Offered    Number       of Class
-----------------------  -----------  ----------- -----------  ---------   -----------
Goldman, Sachs & Co.         842,792      1.3%        842,792           0            **
                         $22,255,000*     8.9%    $22,255,000*          0            **
Deutsche Bank A.G.           537,372       **         537,372           0            **
                         $14,190,000*     5.7%    $14,190,000*          0            **
Tribech Investments LLC      530,177       **         530,177           0            **
                         $14,000,000*     5.6%    $14,000,000*          0            **
Daiwa Europe Limited         435,502       **         435,502           0            **
                         $11,500,000*     4.6%    $11,500,000*          0            **
CFW-C, L.P.                  397,632       **         397,632           0            **
                         $10,500,000*     4.2%    $10,500,000*          0            **
Deutsche Bank                378,698       **         378,698           0            **
 Securities, Inc.
                         $10,000,000*     4.0%    $10,000,000*          0            **
IDS Life Aggressive          378,698       **         378,698           0            **
 Growth Fund
                         $10,000,000*     4.0%    $10,000,000*          0            **

NMS Services, Inc.           378,698       **         378,698           0            **
                         $10,000,000*     4.0%    $10,000,000*          0            **

CA Public Employee's         359,763       **         359,763           0            **
 Retirement System
                          $9,500,000*     3.8%     $9,500,000*          0            **

BNP Arbitrage SNC            356,922       **         356,922           0            **
                          $9,425,000*     3.8%     $9,425,000*          0            **


                                                                    Shares Beneficially
                                                                        Owned After
                           Shares Beneficially                         Completion of
                         Owned Prior to Offering                      Offering(1)(3)
                         -------------------------------            -----------------------
                                           Percentage     Shares                Percentage
Selling Securityholders    Number         of Class(2)    Offered    Number       of Class
-----------------------  ---------------  ------------------------  ---------   -----------
Fidelity Financial
 Trust: Fidelity                 284,023            **     284,023           0            **
 Convertible Securities       $7,500,000*          3.0% $7,500,000*          0            **

State of Oregon Equity           268,875            **     268,875           0            **
                              $7,100,000*          2.8% $7,100,000*          0            **

Commonwealthlife
 Insurance Comp.
 (Teamsters-                     246,153            **     246,153           0            **
 Camden Non-Enhanced)         $6,500,000*          2.6% $6,500,000*          0            **

Highbridge Capital
 Corporation                     246,153            **     246,153           0            **
                              $6,500,000*          2.6% $6,500,000*          0            **

Delta Airlines Inc.
 Retirement Plan                 242,366            **     242,366           0            **
                              $6,400,000*          2.6% $6,400,000*          0            **

BancBoston Robertson
 Stephens                        227,218            **     227,218           0            **
                              $6,000,000*          2.4% $6,000,000*          0            **

Susquehanna Capital
 Group                           227,218            **     227,218           0            **
                              $6,000,000*          2.4% $6,000,000*          0            **

Oppenheimer Convertible
 Securities Fund                 189,349            **     189,349           0            **
                              $5,000,000*          2.0% $5,000,000*          0            **

St. Albans Partners
 Ltd.                            189,349            **     189,349           0            **
                              $5,000,000*          2.0% $5,000,000*          0            **

The Travelers Indemnity
 Company                         183,971            **     183,971           0            **
                              $4,858,000*          1.9% $4,858,000*          0            **

True Value Fund LP               179,881            **     179,881           0            **
                              $4,750,000*          1.9% $4,750,000*          0            **

Chase Manhattan NA,
 Trustee for                     175,526            **     175,526           0            **
 IBM Retirement Plan
  dated 12/18/45              $4,635,000*          1.8% $4,635,000*          0            **

BT Holdings (New York),
 Inc.                            170,414            **     170,414           0            **
                              $4,500,000*          1.8% $4,500,000*          0            **

Argent Classic
 Convertible                     160,946            **     160,946           0            **
 Arbitrage Fund L.P.          $4,250,000*          1.7% $4,250,000*          0            **

Peoples Benefit Life
 Insurance                       151,479            **     151,479           0            **
 Company                      $4,000,000*          1.6% $4,000,000*          0            **

State of Oregon/SAIF
 Corporation                     151,479            **     151,479           0            **
                              $4,000,000*          1.6% $4,000,000*          0            **


Yield Strategies Fund
 II, LP                          132,544            **     132,544           0            **
                              $3,500,000*          1.4% $3,500,000*          0            **
State of Connecticut
 Combined Investment
 Funds                           127,242            **     127,242           0            **
                              $3,360,000*          1.3% $3,360,000*          0            **

Argent Classic
 Convertible                     126,863            **     126,863           0            **
 Arbitrage Fund
  (Bermuda) L.P.              $3,350,000*          1.3% $3,350,000*          0            **
Allstate Insurance
 Company                         113,609            **     113,609           0            **
                              $3,000,000*          1.2% $3,000,000*          0            **
Offense Group
 Associates, L.P.                113,609            **     113,609           0            **
                              $3,000,000*          1.2% $3,000,000*          0            **

                                                                    SHARES BENEFICIALLY
                                                                        OWNED AFTER
                           SHARES BENEFICIALLY                         COMPLETION OF
                         OWNED PRIOR TO OFFERING                      OFFERING(1)(3)
                         -------------------------------            -----------------------
                                           PERCENTAGE     SHARES                PERCENTAGE
SELLING SECURITYHOLDERS    NUMBER         OF CLASS(2)    OFFERED    NUMBER       OF CLASS
-----------------------  ---------------  ------------------------  ---------   -----------
Chrysler Corporation             110,390            **     110,390           0            **
 Master
 Retirement Fund              $2,915,000*          1.2% $2,915,000*          0            **
Minnesota Mutual Life            109,822            **     109,822           0            **
 Insurance Company
                              $2,900,000*          1.2% $2,900,000*          0            **
OCM Convertible Trust            109,065            **     109,065           0            **
                              $2,880,000*          1.1% $2,880,000*          0            **
Bankers Trust, Trustee           103,005            **     103,005           0            **
 for Chrysler Corp
 Emp #1 Pension Plan          $2,720,000*          1.1% $2,720,000*          0            **
  dated 4/1/89
PRIM Board                       101,301            **     101,301           0            **
                              $2,675,000*          1.1% $2,675,000*          0            **
Investcorp -- SAM Fund           100,354            **     100,354           0            **
 Limited
                              $2,650,000*          1.1% $2,650,000*          0            **
Vanguard Convertible              99,976            **      99,976           0            **
 Securities Fund, Inc.
                              $2,640,000*          1.1% $2,640,000*          0            **
Golden Rule Insurance             98,461            **      98,461           0            **
 Company
                              $2,600,000*          1.0% $2,600,000*          0            **
Alta Partners Holdings,           94,674            **      96,764           0            **
 LDC
                              $2,500,000*          1.0% $2,500,000*          0            **
MFS Series Trust VII --           94,674            **      94,674           0            **
  MFS Strategic Income
 Fund
                              $2,500,000*          1.0% $2,500,000*          0            **
The Travelers Insurance           88,123            **      88,123           0            **
 Company
                              $2,327,000*           **  $2,327,000*          0            **
Convertible Fund                  88,085            **      88,085           0            **
                              $2,326,000*           **  $2,326,000*          0            **
Lincoln National                  77,065            **      77,065           0            **
 Convertible Securities
 Fund
                              $2,035,000*           **  $2,035,000*          0            **
FIST-Franklin
 Convertible                      75,739            **      75,739           0            **
 Securities Fund              $2,000,000*           **  $2,000,000*          0            **
Hamilton Global                   75,739            **      75,739           0            **
 Investors Limited
                              $2,000,000*           **  $2,000,000*          0            **
Salomon Smith Barney              75,739            **      75,739           0            **
 Inc.
                              $2,000,000*           **  $2,000,000*          0            **
Arkansas PERS                     65,325            **      65,325           0            **
                              $1,725,000*           **  $1,725,000*          0            **
Raytheon Company Master           58,698            **      58,698           0            **
 Pension Trust
                              $1,550,000*           **  $1,550,000*          0            **
The Retail Clerks                 56,804            **      56,804           0            **
 Pension Plan
                              $1,500,000*           **  $1,500,000*          0            **
State Street Bank                 54,153            **      54,153           0            **
 Custodian for GE
 Pension Trust
                              $1,430,000*           **  $1,430,000*          0            **
Delaware PERS                     53,017         **         53,017           0         **
                              $1,400,000*        **     $1,400,000*          0         **
Jefferies & Company,              53,017         **         53,017           0         **
 Inc.
                              $1,400,000*        **     $1,400,000*          0         **

Delta Air Lines Master            51,502         **         51,502           0         **
 Trust
                              $1,360,000*        **     $1,360,000*          0         **

Gryphon Domestic III,             49,230         **         49,230           0         **
 LLC
                              $1,300,000*        **     $1,300,000*          0         **

Delta Airlines Master             46,390         **         46,390           0         **
 Trust
                              $1,225,000*        **     $1,225,000*          0         **


                                                                     SHARES BENEFICIALLY
                                                                         OWNED AFTER
                             SHARES BENEFICIALLY                        COMPLETION OF
                           OWNED PRIOR TO OFFERING                     OFFERING(1)(3)
                           -------------------------------           -----------------------
                                             PERCENTAGE    SHARES                PERCENTAGE
 SELLING SECURITYHOLDERS     NUMBER         OF CLASS(2)   OFFERED    NUMBER       OF CLASS
 -----------------------   ---------------  -----------------------  ---------   -----------
 Port Authority of                  39,763         **        39,763           0            **
  Allegheny County
  Retirement & Disability       $1,050,000*        **    $1,050,000*          0            **
   Allowance
  Plan for Employees
   Represented by
  Local 85 of the
   Amalgamated
  Transit Union

 Starvest Combined                  39,763         **        39,763           0            **
  Portfolio
                                $1,050,000*        **    $1,050,000*          0            **

 State Employees'                   39,195         **        39,195           0            **
  Retirement Fund
  of the State of               $1,035,000*        **    $1,035,000*          0            **
   Delaware

 Allegheny Teledyne Inc.            37,869         **        37,869           0            **
  Pension
 Plan                           $1,000,000*        **    $1,000,000*          0            **

 BT Alex. Brown                     37,869         **        37,869           0            **
                                $1,000,000*        **    $1,000,000*          0            **

 Duckbill & Co.                     37,869         **        37,869           0            **
                                $1,000,000*        **    $1,000,000*          0            **

 Hamilton Partners                  37,869         **        37,869           0            **
  Limited
                                $1,000,000*        **    $1,000,000*          0            **

 NationsBanc Montgomery             37,869         **        37,869           0            **
  Securities
  LLC                           $1,000,000*        **    $1,000,000*          0            **

 The Northwestern Mutual            37,869         **        37,869           0            **
  Life
  Insurance Company             $1,000,000*        **    $1,000,000*          0            **
   (General Account)

 Yield Strategies Fund I,           37,869         **        37,869           0            **
  LP
                                $1,000,000*        **    $1,000,000*          0            **

 The Dow Chemical Company           33,136         **        33,136           0            **
  Employees' Retirement           $875,000*        **      $875,000*          0            **
   Plan

 AIG/National Union Fire            30,295         **        30,295           0            **
  Insurance-
  FRIC                            $800,000*        **      $800,000*          0            **

 Halliburton Company                27,644         **        27,644           0            **
  Employee Benefit Plan    $       730,000*        **    $  730,000*          0            **

 Associated Electric &              26,508            **     26,508           0            **
  Gas Insurance Services
  Limited
                           $       700,000*           ** $  700,000*          0            **

 National Steel Corp.               26,508         **        26,508           0            **
                                  $700,000*        **      $700,000*          0            **

 ICI American Holdings              22,721         **        22,721           0            **
  Pension
                                  $600,000*        **      $600,000*          0            **

 Zeneca Holdings Pension            22,721         **        22,721           0            **
  Trust
                                  $600,000*        **      $600,000*          0            **

 Champion International             19,881         **        19,881           0            **
  Corporation

  Master Retirement Trust         $525,000*        **      $525,000*          0            **
 ABN-AMRO Incorporated              18,934         **        18,934           0            **
                                  $500,000         **      $500,000*          0            **
 D.E. Shaw Securities LP            18,934            **     18,934           0            **
                           $       500,000*           ** $  500,000*          0            **
 Donaldson, Lufkin &                18,934            **     18,934           0            **
  Jenrette Securities
  Corporation
                           $       500,000*           ** $  500,000*          0            **
 Glacier Water Services,            18,934            **     18,934           0            **
  Inc.
                           $       500,000*           ** $  500,000*          0            **

                                                                   SHARES BENEFICIALLY
                                                                       OWNED AFTER
                             SHARES BENEFICIALLY                      COMPLETION OF
                           OWNED PRIOR TO OFFERING                   OFFERING(1)(3)
                           ------------------------------          -----------------------
                                            PERCENTAGE    SHARES               PERCENTAGE
 SELLING SECURITYHOLDERS     NUMBER         OF CLASS(2)  OFFERED   NUMBER       OF CLASS
 -----------------------   --------------  ----------------------  ---------   -----------
 RJR Nabisco, Inc.                 15,147             **   15,147           0            **
  Defined Benefit Master
  Trust
                           $      400,000*            ** $400,000*          0            **
 Fairfax County Uniformed          13,633             **   13,633           0            **
  Retirement System        $      360,000*            ** $360,000*          0            **
 Partner Reinsurance               13,254             **   13,254           0            **
  Company, Ltd.
                           $      350,000*            ** $350,000*          0            **
 SPT                               12,307             **   12,307           0            **
                           $      325,000*            ** $325,000*          0            **
 Nalco Chemical Company            11,360             **   11,360           0            **
                           $      300,000*            ** $300,000*          0            **
 Walker Art Center                 10,035             **   10,035           0            **
                           $      265,000*            ** $265,000*          0            **
 Apeggio Fund, LP                   9,467             **    9,467           0            **
                           $      250,000*            ** $250,000*          0            **
 The Northwestern Mutual            9,467             **    9,467           0            **
  Life Insurance Company
  (Group
  Annuity Separate         $      250,000*            ** $250,000*          0            **
   Account)
 United Food and                    8,520             **    8,520           0            **
  Commercial Workers
  Local 1262 and
  Employers Pension Fund   $      225,000*            ** $225,000*          0            **
 Franklin & Marshall                8,142             **    8,142           0            **
  College
                           $      215,000*            ** $215,000*          0            **
 The Travelers Life &               8,142             **    8,142           0            **
  Annuity Company
                           $      215,000*            ** $215,000*          0            **
 Univar Corporation                 6,437             **    6,437           0            **
                           $      170,000*            ** $170,000*          0            **
 The Travelers Series               3,786             **    3,786           0            **
  Trust Convertible Bond
  Portfolio
                           $      100,000*            ** $100,000*          0            **
 Kettering Medical Center           1,514             **    1,514           0            **
  Funded Depreciation
  Account
                           $       40,000*            ** $ 40,000*          0            **
 The Fondren Foundation             1,136             **    1,136           0            **
                           $       30,000*            ** $ 30,000*          0            **
 Island Holdings, Inc.                946             **      946           0            **
                           $       25,000*            ** $ 25,000*          0            **
 Lehman Brothers Inc.                 946             **      946           0            **
                           $       25,000             ** $ 25,000           0            **
 Inland Foundation Inc.               378             **      378           0            **
                           $       10,000*            ** $ 10,000*          0            **
 BS Debt Income Fund --               189             **      189           0            **
  Class A
                           $        5,000*            ** $  5,000*          0            **

--------
*  Amount of Notes
** Less than one percent
(1) Share amounts assume conversion of the Notes, at an assumed conversion rate of 37.8698 shares per $1,000 principal amount of Notes.
(2) Based upon approximately 61,012,028 shares of voting Common Stock and an aggregate amount of $250,000,000 of Notes outstanding as of November 18, 1999. Does not include 17,823,554 shares of non-voting Class B Common Stock. Percentages represent percentages of the class of security indicated.
(3) Assumes offer and sale of all Securities, although Selling Securityholders are not obligated to sell any Securities.

  Because the Selling Securityholders may, pursuant to the Prospectus and Prospectus Supplement, offer all or some portion of the Notes they presently hold, no estimate can be given as to the amount of the Notes that will be held by the Selling Securityholders upon termination of any such sales. In addition, the Selling Securityholders identified in this Prospectus Supplement or the Prospectus may have sold, transferred or otherwise disposed of all or a portion of their Notes since the date on which they provided the information regarding their Notes, and requested registration thereof, in transactions exempt from the registration requirements of the Securities Act. Accordingly, since certain other Selling Securityholders may have purchased such Notes and also requested registration thereof, the aggregate amount of Securities listed under the caption "Selling Securityholders" in the Prospectus and Prospectus Supplement may exceed the total amount of Securities issued or issuable by the Company. See "Plan of Distribution."

  The Company may from time to time, in accordance with the Registration Rights Agreement, include additional Selling Securityholders or update the amount of securities held by Selling Securityholders in future supplements to the Prospectus.